   As Filed with the Securities and Exchange Commission on September 14, 1998

                                                             File No. 33-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               -------------------

                                   UNICO, INC.
             (Exact Name of Registrant as Specified in its Charter)


           New Mexico                                    85-0270072
 (State or Other Jurisdiction of                    (IRS Employer ID No.)
 Incorporation or Organization)



                               2925 BAYVIEW DRIVE
                            FREMONT, CALIFORNIA 94538
                    (Address of Principal Executive Offices)

                              -------------------

                       EMPLOYMENT AND CONSULTING CONTRACTS
                            (Full Title of the Plans)

                              -------------------

                              CT Corporation System
                                 123 East Marcy
                           Santa Fe, New Mexico 87501
                     (Name and Address of Agent for Service)

                                 (800) 888-9207
                   (Telephone Number, Including Area Code, of
                               Agent for Service)




                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                     PROPOSED               PROPOSED
    TITLE OF SECURITIES          AMOUNT               MAXIMUM                MAXIMUM              AMOUNT OF
          TO BE                  TO BE             OFFERING PRICE           AGGREGATE           REGISTRATION
        REGISTERED             REGISTERED            PER SHARE           OFFERING PRICE              FEE
------------------------------------------------------------------------------------------------------------
 Common Stock                    390,000              $2.10(1)              $ 819,000              $241.61
 ($0.20 par value)
------------------------------------------------------------------------------------------------------------
 TOTAL                           390,000 (2)             NA                 $ 819,000              $241.61
------------------------------------------------------------------------------------------------------------


(1) Estimated at September 10, 1998 pursuant to Rule 457(h) under the Securities Act of 1933, as amended solely for the purpose of calculating the amount of the registration fee.

(2) Shares registered pursuant to this Registration Statement available for issuance pursuant to those three (3) Consulting Agreements.

                                     Part I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS
              -----------------------------------------------------

ITEM 1.   Plan Information

ITEM 2.   Registrant Information

          The Information required by Items 1 and 2 of Part I is included in the documents sent or given to the participants.



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of Unico, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report on Form 10-K.

3. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Amended Articles of Incorporation give the Company the power, to the maximum extent permitted by the New Mexico Business Corporations Act, to indemnify each of its officers, directors, employees and agents, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. Such indemnity extends to any person who is or was a director, officer, employee, or other agent of the corporation; who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation that was a predecessor or other enterprise; or who was a director, officer, employee, or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.


          5.1 Opinion of Kristin M. Cano, Attorney at law, as to the validity of the securities registered hereunder.

          10.1 Consulting Agreement between Registrant and Ike Suri

          10.2 Consulting Agreement between Registrant and John Hwang.

          10.3 Consulting Agreement between Registrant and Leo Murphy.

          23.1 Consent of Kristin M. Cano (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

          23.2 Consent of Atkinson & Co. Limited.


ITEM 9.   UNDERTAKINGS.

          A. The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time and shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fremont, State of California on August 27, 1998.


                                          UNICO, INC.


                                          By:  \s\ JOHN HWANG
                                               --------------------------------
                                               John Hwang
                                               President and Chief
                                               Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE                                         TITLE                                           DATE
        ---------                                         -----                                           ----
\s\ JOHN HWANG                                     Chairman of the Board,                            August 17, 1998
-----------------------------------------          President and Chief
    John Hwang                                     Executive Officer
                                                   (Principal Executive Officer)

\s\
-----------------------------------------          Chief Financial Officer                            August __, 1998
                                                   (Principal Financial and
                                                   Accounting Officer)
                                                   Officer)

\s\ FYNNA BERNARDEZ                                Secretary                                          August 18, 1998
-----------------------------------------
    Fynna Bernardez

\s\ ROGER SYKES                                    Director                                           August 18, 1998
-----------------------------------------
    Roger Sykes

\s\ WING PO SZETO                                  Director                                           August 18, 1998
-----------------------------------------
    Wing Po Szeto

\s\                                                Director                                           August __, 1998
-----------------------------------------


\s\                                                Director                                           August __,1998
-----------------------------------------


                                  EXHIBIT INDEX

NUMBER    DESCRIPTION                                                  PAGE NO.
------    -----------                                                  --------

5.1 Opinion of Kristin M. Cano, Attorney at law, as to the validity of the securities registered hereunder.

10.1      Consulting Agreement between Registrant and Ike Suri

10.2      Consulting Agreement between Registrant and John Hwang.

10.3      Consulting Agreement between Registrant and Leo Murphy.

23.1 Consent of Kristin M. Cano (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2      Consent of Atkinson & Co. Limited.